Exhibit 99.2

   Q2 Financial PerformanceAugust 1, 2017

 ‘Non-GAAP’ Items and Forward-Looking StatementsThis presentation contains the following non-GAAP measures:Percentage changes in net sales, excluding currency rate effects (for each segment, and the Company as a whole);Adjusted EBITDA (for each segment, and the Company as a whole; absolute and as a percentage of sales);Net debt; andNet income per share attributable to the Company, excluding adjustments. We think such items provide useful information to investors regarding the Company’s core operational performance. See the Company’s earnings release (which accompanies this presentation) for additional information including reconciliations to GAAP measures.  This presentation also may contain statements, estimates, or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company’s historical experience and our present expectations or projections. We disclaim any obligation to update any information in this presentation to reflect any changes or developments after the date on the cover page. Certain additional disclosures regarding our use of these ‘non-GAAP’ items and forward-looking statements are set forth in our first-quarter earnings press release dated August 1, 2017, and in our SEC filings, including our most recent quarterly reports and our annual reports for the years ended December 31, 2014, 2015, and 2016. Our use of such items in this presentation is subject to those additional disclosures, which we urge you to read.   2

 Net Sales by Segment  3    (in thousands, except percentages)   Net SalesThree Months endedJune 30, 2017 2016      PercentChange  Impact of Changesin CurrencyTranslation Rates  Percent Changeexcluding Currency Rate Effect  Machine Clothing (MC)   $146,572   $148,934   -1.6%   ($916)   - 1.0%  Albany Engineered Composites (AEC)   68,999   54,256   27.2%   (307)   27.7%  Total   $215,571   $203,190   6.1%   ($1,223)   6.7%    (in thousands, except percentages)   Net SalesSix Months endedJune 30, 2017 2016      PercentChange  Impact of Changesin CurrencyTranslation Rates  Percent Changeexcluding Currency Rate Effect  Machine Clothing (MC)   $289,399   $294,197   -1.6%   ($3,083)   - 0.6%  Albany Engineered Composites (AEC)   125,449   81,324   54.3%   (749)   55.2%  Total   $414,848   $375,521   10.5%   ($3,832)   11.5%

 Gross Profit Margin by QuarterPercentage of Net Sales  4  Includes 7.3% impact from profitability revision in two AEC contracts

Net Income (GAAP) and Adjusted EBITDA (non-GAAP) by Segment

(in thousands)	Three Months ended June 30, 2017				Three Months ended June 30, 2016			
	Machine Clothing	Albany Engineered Composites*	Corporate expenses and other	Total Company	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Operating income/(loss) (GAAP)	$38,418	$(17,828)	($11,362)	$9,228	$35,405	$(5,848)	($11,700)	$17,857
Interest, taxes, other income/expense	-	-	(7,995)	(7,995)	-	-	(7,756)	(7,756)
Net income (GAAP)	38,418	(17,828)	(19,357)	1,233	35,405	(5,848)	(19,456)	10,101
Interest expense, net	-	-	4,285	4,285	-	-	3,691	3,691
Income tax expense	-	-	1,779	1,779	-	-	6,082	6,082
Depreciation and amortization	8,431	8,218	1,184	17,833	9,496	6,354	2,109	17,959
EBITDA (non-GAAP)	46,849	(9,610)	(12,109)	25,130	44,901	506	(7,574)	37,833
Restructuring expenses, net	805	1,231	-	2,036	5,434	1,147	67	6,648
Foreign currency revaluation (gains)/losses	1,650	(63)	1,950	3,537	(330)	(1)	(1,571)	(1,902)
Acquisition expenses	-	-	-	-	-	3,771	-	3,771
Pretax (income)/loss attributable to non-controlling interest in ASC	-	(144)	-	(144)	-	276	-	276
Adjusted EBITDA (non-GAAP)	$49,304	$(8,586)	($10,159)	$30,559	$50,005	$5,699	($9,078)	$46,626

* Includes $15.8 million charge for AEC contract revisions

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ALBANY INTERNATIONAL

Net Income (GAAP) and Adjusted EBITDA (non-GAAP) by Segment

	Six Months ended June 30, 2017				Six Months ended June 30, 2016			
(in thousands)	Machine Clothing	Albany Engineered Composites*	Corporate expenses and other	Total Company	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Operating income/(loss) (GAAP)	$76,679	$(22,942)	($22,453)	$31,284	$72,543	$(9,553)	($22,864)	$40,126
Interest, taxes, other income/expense	-	-	(19,077)	(19,077)	-	-	(16,709)	(16,709)
Net income (GAAP)	76,679	(22,942)	(41,530)	12,207	72,543	(9,553)	(39,573)	23,417
Interest expense, net	-	-	8,613	8,613	-	-	5,929	5,929
Income tax expense	-	-	8,329	8,329	-	-	13,125	13,125
Depreciation and amortization	16,718	16,022	2,386	35,126	18,813	9,750	4,216	32,779
EBITDA (non-GAAP)	93,397	(6,920)	(22,202)	64,275	91,356	197	(16,303)	75,250
Restructuring expenses, net	916	3,801	-	4,717	6,132	1,147	48	7,327
Foreign currency revaluation (gains)/losses	3,313	34	2,052	5,399	1,560	4	(2,047)	(483)
Acquisition expenses	-	-	-	-	-	5,367	-	5,367
Pretax (income)/loss attributable to non-controlling interest in ASC	-	(314)	-	(314)	-	463	-	463
Adjusted EBITDA (non-GAAP)	$97,626	$(3,399)	($20,150)	$74,077	$99,048	$7,178	($18,302)	$87,924

* Includes $15.8 million charge for AEC contract revisions

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ALBANY INTERNATIONAL

7  Earnings Per Share      Per share amounts (Basic)  Three Months endedJune 30, 2017 2016    Six Months endedJune 30, 2017 2016    Net income attributable to the Company, as reported (GAAP)  $0.03*  $0.32  $0.37*  $0.74  Adjustments:          Restructuring expenses, net  0.04  0.13  0.09  0.14  Discrete tax adjustments and effect of change in income tax rate  0.02  (0.01)  0.05  (0.03)  Foreign currency revaluation losses  0.07  (0.04)  0.11  (0.01)  Acquisition expenses  -  0.08  -  0.11  Net income attributable to the Company, excluding adjustments (non-GAAP)  $0.16  $0.48  $0.62  $0.95  * Includes $0.31 charge for AEC contract revisions

 Total Debt (GAAP) and Net Debt* (non-GAAP)$ thousands  8  *Total debt less cash see table 19 for reconciliation of total debt to net debt